                                 [FORM OF]


           CERTIFICATE OF THE VOTING POWERS, DESIGNATIONS, PREFERENCES
             AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS, AND QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS
            THEREOF, OF 10 1/4% SERIES M EXCHANGEABLE PREFERRED STOCK

                                       OF

                                TIME WARNER INC.

                                   ----------

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

                                 --------------

         TIME WARNER INC., a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that the following resolution was duly adopted by action of the Board of Directors of the Corporation, with the provisions thereof fixing the number of shares of the series, the dividend rate, and the optional redemption prices being set by action of the Pricing Committee of the Board of Directors of the Corporation:

         RESOLVED that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of Section 2 of
Article IV of the Restated Certificate of Incorporation of the Corporation, as amended from time to time (the "Certificate of Incorporation"), and pursuant to authority expressly delegated to the Pricing Committee of the Board of Directors of the Corporation by such Board of Directors, and pursuant to Section 151(g) of the General Corporation Law of the State of Delaware, there be created from the 250,000,000 shares of Preferred Stock, par value $1.00 per share (the "Preferred Stock"), of the Corporation authorized to be issued pursuant to the Certificate of Incorporation, a series of Preferred Stock, consisting of 15,200,000 shares of 10 1/4% Series M Exchangeable Preferred Stock, the voting powers, designations, preferences and relative, participating, optional or other special rights of which, and qualifications, limitations or restrictions thereof, shall be as follows:

         The series of Preferred Stock hereby established shall consist of 15,200,000 shares of 10 1/4% Series M Exchangeable Preferred Stock (such series being hereinafter referred to as "Series M Preferred Stock" or "this Series"). The rights, preferences and limitations of the Series M Preferred Stock shall be as follows:

         1. Definitions. As used herein, the following terms shall have the following meanings:


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                  1.1 "Accrued Dividends" shall mean, with respect to any share of this Series, as of any specified date, the accrued and unpaid dividends on such share plus, with respect to any share of the Series issued in exchange for a share of Series K Preferred Stock, any accrued and unpaid dividends on the share of Series K Preferred Stock that was exchanged for such share of this Series from the Dividend Accrual Date applicable to such share to such specified date.

                  1.2 "Accumulated Dividends" shall mean, with respect to any share of this Series, as of any specified date, the aggregate accumulated and unpaid dividends on such share plus, with respect to any share of the Series issued in exchange for a share of Series K Preferred Stock, any accumulated and unpaid dividends on the share of Series K Preferred Stock that was exchanged for such share of this Series from the Dividend Accumulation Date applicable to such share until the most recent Dividend Payment Date (or, with respect to any share of this Series issued in exchange for a share of Series K Preferred Stock the most recent dividend payment date applicable to the share of Series K Preferred Stock that was exchanged for such share of this Series, if such specified date is prior to the first Dividend Payment Date); provided that
there   shall be no Accumulated Dividends with respect to any
share of this Series prior to the first Dividend Payment Date applicable to such share (or, if applicable, the first dividend payment date applicable to the share of Series K Preferred Stock exchanged for such share of this Series).

                  1.3 "Applicable Series B Redemption Date" shall mean, with respect to any Mandatory Redemption Date, the Series B Redemption Date occurring one year and one day prior to such Mandatory Redemption Date.

                  1.4 "Board of Directors" shall mean the Board of Directors of the Corporation or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

                  1.5 "Board of Representatives of TWE" shall mean the Board of Representatives of TWE (as defined in the TWE Partnership Agreement).

                  1.6 "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

                  1.7 "Change of Control" shall mean:

                        (i) whenever, in any three-year period, a majority of the members of the Board of Directors elected during such three-year period shall have been so elected against the recommendation of the management of the Corporation or the Board of Directors in office immediately prior to such election; it being understood that for purposes of this clause (i) a member of such Board of Directors shall be deemed to have been elected against the recommendation of such Board of Directors if his or her initial election occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of

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proxies or consents by or on behalf of a Person other than such Board of
Directors; or

                        (ii) whenever any Person shall acquire (whether by merger, consolidation, sale, assignment, lease, transfer or otherwise, in one transaction or any related series of transactions) or otherwise beneficially own voting securities of the Corporation that represent in excess of 50% of the voting power of all outstanding voting securities of the Corporation generally entitled to vote for the election of directors, if such Person had acquired or publicly announced its intention to initially acquire ten percent or more of such voting securities in a transaction that had not, within 30 days after the date of such acquisition or public announcement, been approved by the management of the Corporation.

                  1.8 "Common Stock" shall mean the class of Common Stock, par value $1.00 per share, of the Corporation or any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or as a result of a subdivision or combination.

                  1.9 "Cumulative Priority Capital of the TWE Series B Interests" shall mean, as of any date, the excess of (a) the sum of (i) the aggregate B Contributions (as defined in the TWE Partnership Agreement) of the Corporation (and its subsidiaries) and (ii) the aggregate cumulative B Returns (as defined in the TWE Partnership Agreement) of the Corporation (and its subsidiaries) as of such date, over (b) the sum of all distributions theretofore made to the Corporation (and its subsidiaries) with respect to the TWE Series B Interests pursuant to the TWE Partnership Agreement.

                  1.10 "Dividend Accumulation Date" shall mean (a) with respect to any share of this Series issued in exchange for a share of Series K Preferred Stock, the date on which such share of Series K Preferred Stock was issued and
(b) with respect to any other share of this Series, the Issue Date applicable to such share.

                  1.11 "Dividend Accrual Date" shall mean (a) with respect to any share of this Series issued in exchange for a share of Series K Preferred Stock, (i) the most recent Dividend Payment Date or (ii) prior to the first Dividend Payment Date applicable to such share of this Series, the most recent dividend payment date applicable to the share of Series K Preferred Stock in exchange for which such share of this Series was issued; and (b) with respect to any other share of this Series, (i) the most recent Dividend Payment Date or
(ii) prior to the first Dividend Payment Date applicable to such share of this Series, the Issue Date applicable to such share.

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                  1.12 "Dividend Payment Date" shall mean March 30, June 30,
September 30 and December 30 of each year, commencing on the first such date to occur following the Initial Issue Date (the "First Dividend Payment Date").*/

                  1.13 "Dividend Record Date" shall mean, with respect to each Dividend Payment Date, the twentieth day immediately preceding such Dividend Payment Date.

                  1.14 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  1.15 "Excluded Tax Distributions" shall mean, with respect to any period, all Tax Distributions made by TWE during such period other than Included Tax Distributions.

                  1.16 "Final Redemption Date" shall mean July 1, 2016.

                  1.17 "Included Tax Distributions" shall mean, with respect to any period, Tax Distributions made by TWE during such period with respect to the TWE Series B Interests, but only if the total distributions made by TWE during such period with respect to the TWE Series B Interests exceed such Tax Distributions.

                  1.18 "Initial Issue Date" shall mean the date on which shares of this Series are first issued in exchange for shares of Series K Preferred Stock.

                  1.19 "Insolvency Distribution Date" shall mean the date of the completion of the liquidation, winding up or dissolution of TWE upon the Insolvency of TWE, including the distribution of all of the cash and non-cash assets to the partners of TWE.

                  1.20 "Insolvency of TWE" shall mean:

                        (i) the entry by a court having jurisdiction in the premises of (a) a decree or order for relief in respect of TWE in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (b) a decree or order adjudging TWE a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of TWE under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of TWE or of any substantial part of its property, or ordering the winding up or liquidation of its affairs,


- ----------
*/ The definition of First Dividend Payment Date as well as certain of the dividend provisions contained in Section 2 assume that the Exchange Offer will not close between a Dividend Record Date and a Dividend Payment Date for the Series K Preferred Stock.

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and the continuance of any such decree or order for relief or any such other decree or order under either clause (a) or (b) above unstayed and in effect for a period of 60 consecutive days; or

                        (ii) the commencement by TWE of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of TWE in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of TWE or of any substantial part of its property, or the making by it of a general assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the adoption of a resolution by the Board of Representatives of TWE to take any of the foregoing actions.

                  1.21 "Insolvency Redemption Amount" shall mean an amount equal to the lesser of (i) the sum of (a) the Pro Rata Percentage as of the Insolvency Distribution Date, multiplied by the sum of cash distributions and non-cash distributions (the value of which shall be determined pursuant to a TWE Insolvency Valuation) received by the Corporation (and its subsidiaries) with respect to its TWE Series B Interests and its TWE Junior Interests in connection with such liquidation, winding up or dissolution in accordance with the TWE Partnership Agreement, and (b) an amount equal to the aggregate dividends payable during the period from the Insolvency Distribution Date to the Insolvency Redemption Date on the shares of Series M Preferred Stock outstanding from time to time during such period and (ii) the aggregate Liquidation Preference of the outstanding shares of Series M Preferred Stock plus Accumulated Dividends and Accrued Dividends thereon.

                  1.22 "Insolvency Redemption Amount Per Share" shall mean an amount equal to (i) the Insolvency Redemption Amount divided by (ii) the number of shares of Series M Preferred Stock outstanding on the Insolvency Redemption Date.

                  1.23 "Insolvency Redemption Date" shall mean the day that is one year and one day following the Insolvency Distribution Date.

                  1.24 "Issue Date" shall mean, with respect to each share of Series M Preferred Stock, the date upon which such share is first issued.

                  1.25 "Junior Stock" shall mean the Common Stock, the Series A Participating Cumulative Preferred Stock and the shares of any other class or

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series of stock of the Corporation created after the Initial Issue Date that, by the terms of the Certificate of Incorporation or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Certificate of Incorporation, shall fix the relative rights, preferences and limitations thereof, shall be junior to the Series M Preferred Stock in respect of the right to receive dividends or to participate in any other distribution of assets.

                  1.26 "Liquidation Preference" shall mean, with respect to each share of Series M Preferred Stock, $1,000.

                  1.27 "Mandatory Redemption Amount" shall mean an amount equal to (i) the Pro Rata Percentage (determined as of June 30, 2015 without giving effect to the Series B Redemption occurring on such date) multiplied by the amount (as determined by a TWE Valuation) that the Corporation (and its subsidiaries) would have received in accordance with the TWE Partnership Agreement with respect to its TWE Series B Interests and its TWE Junior Interests, had TWE sold all of its assets and liquidated on June 30, 2015, plus
(ii) the aggregate dividends payable from July 1, 2015 to July 1, 2016 on the shares of Series M Preferred Stock from time to time outstanding during such period.

                  1.28 "Mandatory Redemption Amount Per Share" shall mean an amount equal to (i) the Mandatory Redemption Amount divided by (ii) the number of shares of Series M Preferred Stock outstanding on the Final Redemption Date.

                  1.29 "Mandatory Redemption Date" shall mean July 1 of each of 2012, 2013, 2014 and 2015.

                  1.30 "Mandatory Redemption Price Per Share" shall mean an amount equal to the Liquidation Preference of each share of Series M Preferred Stock to be redeemed, plus Accumulated Dividends and Accrued Dividends thereon.

                  1.31 "Material Contribution of Assets" shall mean a contribution to TWE in a single transaction or a series of related transactions of Relevant Assets, the fair market value of which (net of associated debt) is in excess of $1,000,000,000 (as determined by the Board of Directors in good faith).

                  1.32 "Nationally Recognized Investment Banking Firm" shall mean an investment banking firm having a national reputation in the United States which shall have experience in valuation or securities rating matters, as the case may be, and which shall be approved by a majority of the members of the Board of Directors who are not officers or employees of the Corporation or its subsidiaries, including TWE.

                  1.33 "Optional Redemption Price Per Share" shall mean, as of any date, the price at which the Corporation may, at its option, redeem one share of the Series M Preferred Stock pursuant to Section 3.1.

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                  1.34 "Parity Stock" shall mean the shares of the Corporation's
Series B 6.40% Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock, Series E Convertible Preferred Stock, Series F Convertible Preferred Stock, Series G Convertible Preferred Stock, Series H Convertible Preferred Stock, Series I Convertible Preferred Stock, Series K Preferred Stock, Series M Preferred Stock and any other class or series of stock of the Corporation created after the Initial Issue Date that, by the terms of the Certificate of Incorporation or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Certificate of Incorporation, shall fix the relative rights, preferences and limitations thereof, shall, in the event that the stated dividends thereon are not paid in full, be entitled to share ratably with the Series M Preferred Stock in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full, or shall, in the event that the amounts payable thereon in liquidation are not paid in full, be entitled to share ratably with the Series M Preferred Stock in any other distribution of assets in accordance with the sums which would be payable in such distribution if all sums payable were discharged in full; provided, however, that the term "Parity Stock" shall be deemed to refer (i) in Section 2.3 hereof, to any stock which is Parity Stock in respect of dividend rights; (ii) in Section 10 hereof, to any stock which is Parity
Stock in respect of the distribution of assets; and (iii) in Section 9.1 hereof, to any stock which is Parity Stock in respect of either dividend rights or the distribution of assets and which, pursuant to the Certificate of Incorporation or any instrument in which the Board of Directors, acting pursuant to authority granted in the Certificate of Incorporation, shall so designate, is entitled to vote as part of the Voting Rights Class.

                  1.35 "Person" shall mean any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

                  1.36 "Preceding Dividend Record Date" shall mean (i) with respect to the First Dividend Payment Date, the date that is twenty days prior to the last dividend payment date for the Series K Preferred Stock prior to the Initial Issue Date, and (ii) with respect to any other Dividend Payment Date, the Dividend Record Date applicable to the immediately preceding Dividend Payment Date.

                  1.37 "Pro Rata Percentage" shall mean, as of any date, a fraction, the numerator of which shall be the aggregate Liquidation Preference of the outstanding shares of Series M Preferred Stock as of such date, plus Accumulated Dividends thereon, and the denominator of which shall be the Cumulative Priority Capital of the TWE Series B Interests as of such date; provided that the Pro Rata Percentage, as of any date prior to the Initial Issue Date, means a fraction, the numerator of which shall be the aggregate liquidation preference as of such date of the outstanding shares of Series K Preferred Stock that were exchanged for shares of Series M Preferred Stock on the Initial Issue Date, plus Accumulated Dividends

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thereon, and the denominator of which shall be the Cumulative Priority Capital of the TWE Series B Interests as of such date. In calculating the Pro Rata Percentage in connection with the mandatory redemption on the Final Redemption Date or upon an Insolvency of TWE, the Cumulative Priority Capital of the TWE Series B Interests shall be increased by the sum of all Tax Distributions (other than Included Tax Distributions) made by TWE to the Corporation (and its subsidiaries) following April 11, 1996 with respect to the TWE Series B Interests.

                  1.38 "Rating Confirmation" shall mean either (i) a confirmation from each of Moody's Investors Service, Inc. or any successor to its rating agency business ("Moody's") and Standard and Poor's Corporation or any successor to its rating agency business ("S&P") that any contemplated redemption or exchange by the Corporation would not result in a downgrade of its rating of the Corporation's senior unsecured long-term debt, or (ii) a good faith determination by the Board of Directors or any committee thereof (after consultation with a Nationally Recognized Investment Banking Firm) that any contemplated redemption or exchange by the Corporation should not result in a downgrade in the rating of the Corporation's senior unsecured long-term debt by either Moody's or S&P.

                  1.39 "Redeemable Number" shall mean, with respect to any Mandatory Redemption Date, a number (rounded down to the nearest whole number) of shares of Series M Preferred Stock equal to (i) the Pro Rata Percentage (as of the Applicable Series B Redemption Date without giving effect to the Series B Redemption occurring on such date) of the amount of (a) cash distributions received by the Corporation (and its subsidiaries) in respect of the Series B Redemption occurring on the Applicable Series B Redemption Date, plus (b) cash distributions received by the Corporation in respect of its TWE Junior Interests from the Applicable Series B Redemption Date to such Mandatory Redemption Date, divided by (ii) the Liquidation Preference per share of Series M Preferred Stock plus Accumulated Dividends and Accrued Dividends thereon; provided, however, that in no event shall the Redeemable Number exceed 20%, 25%, 33 1/3% and 50% of the number of shares of Series M Preferred Stock outstanding on the Mandatory Redemption Dates occurring on July 1 of 2012, 2013, 2014 and 2015, respectively.

                  1.40 "Relevant Assets" shall mean filmed entertainment or programming assets currently owned by the Corporation or any of its subsidiaries (other than TWE) or which the Corporation or any of its subsidiaries (other than TWE) currently has an agreement to acquire.

                  1.41 "Reorganization of TWE" shall mean (i) any merger or consolidation of TWE or any sale of all or substantially all of the assets of TWE, (ii) the liquidation, winding up or dissolution of TWE other than as a result of the Insolvency of TWE, (iii) the making of any distributions, in cash or other property (other than cash distributions in accordance with the TWE Partnership Agreement), on the partnership interests in TWE from and after April 11, 1996 having an aggregate fair market value (together with any such prior distributions) in excess of

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$500,000,000 as determined by the Board of Directors in good faith, (iv) any transaction or series of related transactions which results in a sale or transfer of 10% or more of the total assets of TWE (excluding asset swaps and contributions to subsidiaries or joint ventures, other than joint ventures with any partner of TWE as of the Initial Issue Date that is not a subsidiary of the Company) unless such sale or transfer is made at fair market value, the proceeds of such sale or transfer are substantially in cash and such cash is used to repay debt or is reinvested in the business of TWE, (v) any transfer in the beneficial ownership of a class of partnership interests in TWE that would result in the Corporation (directly or indirectly) owning (after giving effect to any reductions permitted by clauses (a) or (b) of this clause (v)) less than 90% or more than 110% of its percentage ownership interest in such class of partnership interests in TWE as of April 11, 1996, other than any change resulting from (a) cash distributions in accordance with the TWE Partnership Agreement or (b) the issuance of partnership interests in TWE upon exercise of the U S WEST Option, (vi) any material reduction in voting or management rights of the Corporation (and its subsidiaries) in TWE, (vii) any issuance of additional partnership interests in TWE which rank senior to the TWE Series B Interests (other than (a) the TWE Contingent Interests, (b) partnership interests in TWE issued upon exercise of the U S WEST Option or (c) partnership interests in TWE having a fair market value (together with any such prior issuances) no greater than $500,000,000, as determined by the Board of Directors in good faith, issued in connection with any contribution of assets to TWE), it being understood that allocations of income or accretion with respect to the capital accounts associated with the outstanding partnership interests in TWE shall not be considered issuances of additional partnership interests in TWE,
(viii) any amendment to the TWE Partnership Agreement (other than an amendment to effectuate an issuance of partnership interests in TWE permitted by clause
(vii)(c) above) that adversely affects the allocation of income or payment of distributions to, or priority capital rate of return or priority of, the TWE Series B Interests or (ix) the date that is six months following the occurrence of a Material Contribution of Assets which does not otherwise result in the occurrence of an event specified in clauses (i) through (viii) above.

                  1.42 "Reorganization Redemption/Exchange Date" means, with respect to any Reorganization of TWE, the first Dividend Payment Date following the 90th day after such Reorganization of TWE; provided that if such first Dividend Payment Date occurs on or prior to the 30th day following such 90th day, then the Reorganization Redemption/Exchange Date means the second Dividend Payment Date following the 90th day after such Reorganization of TWE.

                  1.43 "Reorganization Redemption Price Per Share" shall mean, with respect to each share of Series M Preferred Stock, (i) (a) 110% of the Liquidation Preference thereof, plus (b) Accumulated Dividends and Accrued Dividends thereon, or (ii) if the Series M Preferred Stock may be redeemed at the option of the Corporation at such time, the Optional Redemption Price Per Share then in effect.

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                  1.44 "Senior Stock" shall mean the shares of any class or
series of stock of the Corporation created after the Initial Issue Date that, by the terms of the Certificate of Incorporation or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Certificate of Incorporation, shall fix the relative rights, preferences and limitations thereof, shall be senior to the Series M Preferred Stock in respect of the right to receive dividends or to participate in any other distribution of assets.

                  1.45 "Series B Redemption" shall mean each distribution with respect to the TWE Series B Interests in accordance with Section 8.4(c)(ii) of the TWE Partnership Agreement.

                  1.46 "Series B Redemption Date" shall mean June 30 of each of 2011, 2012, 2013, 2014 and 2015.

                  1.47 "Series L Preferred Stock" shall mean the Corporation's 10-1/4% Series L Exchangeable Preferred Stock which may be issued after the Initial Issue Date upon a Reorganization of TWE pursuant to Section 6.1(i), and which shall have the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions as are set forth in a certificate of designation substantially in the form attached hereto as Exhibit A.

                  1.48 "Tax Distributions" shall mean cash distributions made to the Corporation (and its subsidiaries) pursuant to Section 8.5 of the TWE Partnership Agreement.

                  1.49 "TBS Merger Agreement" shall mean the Amended and Restated Agreement and Plan of Merger dated as of September 22, 1995, among the Corporation, certain of its subsidiaries and Turner Broadcasting System, Inc., as the same may be amended from time to time.

                  1.50 "TBS Transaction" shall mean the transactions contemplated by the TBS Merger Agreement.

                  1.51 "TWE" shall mean Time Warner Entertainment Company, L.P., a Delaware limited partnership.

                  1.52 "TWE Contingent Interests" shall mean the partnership interests in TWE associated with the C Sub-Accounts and the D Sub-Accounts (each as defined in the TWE Partnership Agreement) of the Corporation (and its subsidiaries).

                  1.53 "TWE Insolvency Valuation" shall mean the average of the determinations of two Nationally Recognized Investment Banking Firms with respect to the fair market value, as of the Insolvency Distribution Date, of each non-cash distribution from TWE received by the Corporation (and its subsidiaries) upon a

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liquidation, winding up or dissolution of TWE upon the Insolvency of TWE. The
Nationally Recognized Investment Banking Firms shall be selected by the Corporation within 30 days following the Insolvency Distribution Date and shall render their opinions within 90 days following the Insolvency Distribution Date. For purposes of the foregoing, (i) the fair market value of such non-cash distributions shall be based on the price at which such property would be sold in an arm's-length transaction between a willing buyer and a willing seller, and to the extent such property comprises an operating business, it shall be valued on a going concern basis; and (ii) such value shall be increased by the sum of all Tax Distributions (other than Included Tax Distributions) made by TWE to the Corporation (and its subsidiaries) following April 11, 1996 with respect to the TWE Series B Interests.

                  1.54 "TWE Junior Interests" shall mean the TWE Residual Interests together with the TWE Contingent Interests.

                  1.55 "TWE Partnership Agreement" shall mean that certain Agreement of Limited Partnership, dated as of October 29, 1991, as the same may be amended from time to time.

                  1.56 "TWE Residual Interests" shall mean the partnership interests in TWE associated with the Common Sub-Accounts (as defined in the TWE Partnership Agreement) of the Corporation (and its subsidiaries).

                  1.57 "TWE Series A Interests" shall mean the partnership interests in TWE associated with the A Sub-Accounts (as defined in the TWE Partnership Agreement) of the Corporation (and its subsidiaries).

                  1.58 "TWE Series B Interests" shall mean the partnership interests in TWE associated with the B Sub-Accounts (as defined in the TWE Partnership Agreement) of the Corporation (and its subsidiaries).

                  1.59 "TWE Valuation" shall mean the average of the determinations of two Nationally Recognized Investment Banking Firms with respect to the fair market value of the assets of TWE as of June 30, 2015 (without giving effect to the Series B Redemption or any distribution in respect of the TWE Junior Interests occurring on such date). The Nationally Recognized Investment Banking Firms shall be selected by the Corporation by September 28, 2015 and shall render their opinions by November 27, 2015. For purposes of the foregoing, (i) the fair market value of the assets of TWE shall be determined on a going concern basis, assuming that each division of TWE is sold in a separate arm's-length transaction between a willing buyer and a willing seller; and (ii) such value shall be increased by the sum of all Tax Distributions (other than Included Tax Distributions) made by TWE to the Corporation (and its subsidiaries) following April 11, 1996 with respect to the TWE Series B Interests.


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                  1.60 "U S WEST Option" shall mean the option granted to U S
WEST, Inc., a Delaware corporation, to increase its share of the partnership interests in TWE pursuant to the Option Agreement, dated as of September 15, 1992, between TWE and U S WEST, Inc.

                  1.61 "Voting Rights Triggering Event" shall mean the failure of the Corporation to (i) pay dividends on the Series M Preferred Stock in cash, or to the extent permitted by its terms, by the issuance of additional shares of Series M Preferred Stock, for more than six consecutive quarterly dividend periods or (ii) discharge any redemption or exchange obligation with respect to the Series M Preferred Stock.

         2. Dividends.

                  2.1 The holders of shares of the outstanding Series M
Preferred Stock shall be entitled, when, as and if declared by the Board of Directors out of funds legally available therefor, to receive dividends on each outstanding share of Series M Preferred Stock. Except as otherwise provided in this Section 2.1, each quarter-annual dividend shall be an amount per share
(rounded    to    the   nearest   $.01)  equal   to   $25.625   per
$1,000 Liquidation Preference of Series M Preferred Stock and shall be payable on each Dividend Payment Date, to the holders of record of Series M Preferred Stock at the close of business on the Dividend Record Date applicable to such Dividend Payment Date, commencing on the First Dividend Payment Date. Holders of shares of Series K Preferred Stock exchanged for shares of Series M Preferred Stock will not be entitled to receive any payments with respect to unpaid dividends on the shares of Series K Preferred Stock so exchanged. Notwithstanding the foregoing, on the First Dividend Payment Date, each share of Series M Preferred Stock that was issued in exchange for a share of
Series K Preferred Stock shall entitle the holder thereof to receive, when, as and if declared by the Board of Directors out of funds legally available therefor dividends in an amount to equal to the cumulative dividends to which the holder of the share of Series K Preferred Stock in exchange for which such
share   of   Series   M   Preferred   Stock   was  issued would have
been entitled had such share of Series K Preferred Stock been outstanding on the Dividend Record Date for such First Dividend Payment Date. Such dividends shall be cumulative and shall accrue on a day-to-day basis, whether or not earned or declared, from and after the Issue Date applicable to each share of this Series. Dividends on the Series M Preferred Stock which are not declared and paid when due will compound quarterly on each Dividend Payment Date at the dividend rate. Dividends payable for any partial dividend period shall be computed on the basis of actual days elapsed over a 365- (or 366-) day year.

                  2.2 Dividends may, at the option of the Corporation, be paid on any Dividend Payment Date either in cash or by issuing fully paid and nonassessable shares of Series M Preferred Stock with an aggregate Liquidation Preference equal to the amount of such dividends; provided, however, that dividends payable on any Dividend Payment Date shall be paid (i) in cash, to the extent of an amount equal to the Pro Rata Percentage as of the Preceding Dividend Record Date multiplied by the amount of cash distributions, other than Excluded Tax Distributions, if any, received by the Corporation (and its subsidiaries) with respect to its TWE

Series B Interests and TWE Junior Interests on or after the Preceding Dividend Record Date to but not including, the current Dividend Record Date, and (ii) in Series M Preferred Stock or cash, at the Corporation's option, to the extent of any balance.

                  2.3 Except as hereinafter provided in this Section 2.3, no full dividends or other distributions may be declared or paid or set apart for payment on Series M Preferred Stock or any other Parity Stock, and no Parity Stock, including the Series M Preferred Stock, may be repurchased, exchanged, redeemed or otherwise acquired by the Corporation, nor may funds be set apart for payment with respect thereto, unless full cumulative dividends shall have been paid or set apart for such payment on, and all applicable redemption, exchange and repurchase obligations shall have been satisfied with respect to, all outstanding shares of Series M Preferred Stock and such other Parity Stock; provided that dividends or distributions may be made on Parity Stock if they are payable in Junior Stock, and Parity Stock may be converted into or exchanged for Parity Stock (having no greater preference upon liquidation) or Junior Stock; and provided further that if the Company shall have satisfied all applicable redemption, exchange and repurchase obligations with respect to all outstanding shares of Series M Preferred Stock and other Parity Stock, but if full dividends are not so paid, the Series M Preferred Stock shall share dividends with all other Parity Stock, so that the amount of dividends declared per share on Series M Preferred Stock and all such other Parity Stock shall in all cases bear to each other the same ratio that full cumulative dividends per share on the shares of Series M Preferred Stock and all such other Parity Stock bear to each other. No dividends or other distributions may be paid or set apart for such payment on Junior Stock, and no Junior Stock may be repurchased, exchanged, redeemed or otherwise acquired nor may funds be set apart for payment with respect thereto, if full cumulative dividends have not been paid on, or any applicable redemption, exchange or repurchase obligations shall not have been satisfied with respect to, the Series M Preferred Stock and all other Parity Stock; provided that dividends or distributions may be made on Junior Stock if they are payable-in-kind in additional shares of, or warrants, rights, calls or options exercisable for or convertible into additional shares of Junior Stock; and provided further that Junior Stock may be converted into or exchanged for Junior Stock.

                  2.4 Holders of shares of Series M Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on the Series M Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series M Preferred Stock which may be in arrears (it being understood that the compounding of unpaid dividends shall not constitute money in lieu of interest).

                  2.5 To the extent that the amount of any quarter-annual dividend payable to a holder of Series M Preferred Stock (in respect of all shares held by such holder) that is payable in additional shares of Series M Preferred Stock, valued at the Liquidation Preference thereof, does not equal a whole number of shares of Series M Preferred Stock, such fractional amount shall be paid in cash to such holder of Series M Preferred Stock.

         3. Optional Redemption.

                  3.1 At any time on or after July 1, 2006, the Corporation may, at its sole option, subject to the provisions of Sections 2.3 and 3.2, redeem, out of funds legally available therefor, all or any part of the outstanding shares of Series M Preferred Stock. The redemption prices for each share of Series M Preferred Stock called for redemption during the 12-month periods commencing on July 1 of the years set forth below shall be the amount (expressed as a percentage of the Liquidation Preference thereof) set forth opposite such years, plus Accumulated Dividends and Accrued Dividends thereon to the redemption date.


                     Period                 Percentage of Liquidation Preference
                     ------                 ------------------------------------
                      2006                                   105.125%
                      2007                                   103.844%
                      2008                                   102.563%
                      2009                                   101.281%
            2010 and thereafter                              100.000%


                  3.2 No optional redemption shall be effected unless the Corporation shall have obtained a Rating Confirmation with respect to such redemption.

         4. Mandatory Redemption.

                  4.1 On each Mandatory Redemption Date, the Corporation shall redeem, out of funds legally available therefor, the Redeemable Number of shares of Series M Preferred Stock with respect to such Mandatory Redemption Date at the Mandatory Redemption Price Per Share.

                  4.2 On the Final Redemption Date, the Corporation shall redeem, out of funds legally available therefor, each of the then outstanding shares of Series M Preferred Stock at the lesser of the Mandatory Redemption Amount Per Share and the Mandatory Redemption Price Per Share; provided that if the Corporation does not obtain a TWE Valuation within 120 days following the final Series B Redemption Date, the Corporation shall redeem, out of funds legally available therefor, such shares at the Mandatory Redemption Price Per Share; and provided further that, if the TWE Series B Interests have been fully redeemed in accordance with the TWE Partnership Agreement, the Corporation shall redeem, out of funds legally available therefor, such shares at the Mandatory Redemption Price Per Share.

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



                  4.3 Upon the redemption of all of the outstanding shares of Series M Preferred Stock on the Final Redemption Date pursuant to Section 4.2, the Corporation's obligations with respect thereto will be discharged.

         5. Redemption upon Insolvency of TWE.

                  5.1 In the event of a liquidation, winding up or dissolution of TWE upon the Insolvency of TWE, the Corporation shall redeem, out of funds legally available therefor, each of the outstanding shares of Series M Preferred Stock on the Insolvency Redemption Date at the Insolvency Redemption Amount Per Share.

                  5.2 Upon such redemption, the Corporation's obligation with respect to the Series M Preferred Stock will be discharged.

         6. Reorganization of TWE.

                  6.1 In the event of a Reorganization of TWE, on the Reorganization Redemption/Exchange Date, the Corporation shall either (at its election) (i) exchange each outstanding share of Series M Preferred Stock for shares of Series L Preferred Stock having an aggregate liquidation preference of $1,000 plus the Accumulated Dividends and Accrued Dividends on such share of Series M Preferred Stock so exchanged (the "Reorganization Exchange") or (ii) redeem, out of funds legally available therefor, each outstanding share of Series M Preferred Stock at the Reorganization Redemption Price Per Share (the "Reorganization Redemption"); provided, however, that the Corporation may not effect a Reorganization Redemption prior to July 1, 2011 unless the Corporation shall have obtained a Rating Confirmation with respect to such Reorganization Redemption; and provided, further, that the Corporation may not effect a Reorganization Exchange on or after July 1, 2011. Within 90 days after a Reorganization of TWE, the Corporation shall make a public announcement that a Reorganization of TWE has occurred and as to whether it will effect a Reorganization Exchange or Reorganization Redemption.

                  6.2 The Corporation shall be entitled to effect a Reorganization Exchange only to the extent that upon issuance of shares of Series L Preferred Stock such shares shall be duly authorized and validly issued, fully paid and nonassessable shares of Series L Preferred Stock. Certificates for shares of Series L Preferred Stock issued in exchange for surrendered shares of this Series pursuant to a Reorganization Exchange shall be made available by the Corporation not later than the fifth Business Day following the Reorganization Redemption/Exchange Date.

                  6.3 Prior to giving notice of its intention to effect a Reorganization Exchange, the Corporation shall execute and file with the Secretary of State of the State of Delaware a Certificate of Designation substantially in the form of Exhibit A hereto relating to the Series L Preferred Stock, with such changes as may be required by law or that would not adversely affect the interests of the holders of the Series L Preferred Stock.

                  6.4 To the extent that in connection with a Reorganization Exchange any holder of Series M Preferred Stock shall be entitled to receive, in respect of all of its shares of Series M Preferred Stock, a number of shares of Series L Preferred Stock that does not equal a whole number of shares, then such holder shall receive cash in lieu of such fractional amount.


         7. Procedure for Redemption or Exchange.

                  7.1 In the event the Corporation shall elect or be required to redeem or exchange shares of Series M Preferred Stock pursuant to Sections 3, 4, 5 or 6 hereof, notice of such redemption or exchange shall be given by first-class mail, not less than 30 nor more than 60 days prior to the redemption or exchange date, to each record holder of the shares to be redeemed or exchanged, at such holder's address as the same appears on the books of the Corporation. Each such notice shall state: (i) whether the redemption or exchange is pursuant to Section 3, 4, 5 or 6 hereof; (ii) the time and date as of which the redemption or exchange shall occur; (iii) the total number of shares of Series M Preferred Stock to be redeemed or exchanged and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iv) in the case of a redemption, the redemption price; (v) the place or places where certificates for such shares are to be surrendered for payment of the redemption price in the case of a redemption, or for delivery of certificates representing shares of Series L Preferred Stock in the case of an exchange; (vi) that dividends on the shares to be redeemed will cease to accrue on such redemption or exchange date unless the Corporation defaults in the payment of the redemption price or fails to satisfy its exchange obligation; and (vii) in the case of redemption, the name of any bank or trust company, if any, performing the duties referred to in Section 7.3.

                  7.2 On or before any redemption or exchange date, each holder of shares of Series M Preferred Stock to be redeemed or exchanged shall surrender the certificate or certificates representing such shares of Series M Preferred Stock to the Corporation, in the manner and at the place designated in the notice of redemption or exchange, and on the redemption or exchange date, the full redemption price or shares of Series L Preferred Stock, as the case may be, for such shares of Series M Preferred Stock shall be paid or delivered to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be returned to authorized but unissued shares. Upon surrender (in accordance with the notice of redemption or exchange) of the certificate or certificates representing any shares to be so redeemed or exchanged (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice of redemption or exchange shall so state), such shares shall be redeemed by the Corporation at the redemption price or exchanged by the Corporation for shares of Series L Preferred Stock. If fewer than all the shares represented by any such certificate are to be redeemed, a new certificate shall be issued representing the unredeemed shares, without cost to the holder thereof, together with the amount of cash, if any, in lieu of fractional shares.

                  7.3 If a notice of redemption or exchange shall have been given as provided in Section 7.1, dividends on the shares of Series M Preferred Stock so called for redemption shall cease to accrue, such shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation with respect to shares so called for redemption or exchange (except the right to receive from the Corporation the redemption price or the Series L Preferred Stock without interest) shall cease (including any right to receive dividends otherwise payable on any Dividend Payment Date that would have occurred after the time and date of redemption or exchange) either (i) from and after the time and date fixed in the notice of redemption or exchange as the time and date of redemption or exchange (unless the Corporation shall default in the payment of the redemption price or shall fail to satisfy its exchange obligation, in which case such rights shall not terminate at such time and date) or (ii) if the Corporation shall so elect and state in the notice of redemption, from and after the time and date (which date shall be the date fixed for redemption or an earlier date not less than 30 days after the date of mailing of the redemption notice) on which the Corporation shall irrevocably deposit in trust for the holders of the shares to be redeemed with a designated bank or trust company doing business in the Borough of Manhattan, City and State of New York, as paying agent, money sufficient to pay at the office of such paying agent, on the redemption date, the redemption price. Any money so deposited with any such paying agent which shall not be required for such redemption shall be returned to the Corporation forthwith. Subject to applicable escheat laws, any moneys so set aside by the Corporation and unclaimed at the end of one year from the redemption date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of the redemption price without interest. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time.

                  7.4 In the event that fewer than all the outstanding shares of Series M Preferred Stock are to be redeemed, the shares to be redeemed shall be determined pro rata or by lot, as determined by the Corporation, except that the Corporation may redeem such shares held by any holder of fewer than 100 shares (or shares held by holders who would hold fewer than 100 shares as a result of such redemption), as may be determined by the Corporation.

         8. Change of Control.

                  8.1 Upon the occurrence of a Change of Control of the Corporation, the Corporation shall make an offer (the "Change of Control Offer") to each holder of Series M Preferred Stock to repurchase, out of funds legally available therefor, all or any part of such holder's Series M Preferred Stock at a purchase price per share in cash equal to 101% of the Liquidation Preference thereof, plus an amount equal to all Accumulated Dividends and Accrued Dividends thereon to the date of purchase. The Change of Control Offer must be made within 30 days following a Change of Control, shall remain open for at least 30 and not more than 40 days and shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations.

                  8.2 In the event the Corporation shall be required to make a Change of Control Offer pursuant to Section 8.1 hereof, notice of such Change of Control Offer shall be given by first-class mail, to each record holder of shares of Series M Preferred Stock, at such holder's address as the same appears on the books of the Corporation. Each such notice shall state: (i) that a Change of Control has occurred; (ii) the last day on which the Change of Control Offer may be accepted (the "Expiration Date"); (iii) the repurchase price; (iv) the name and address of the paying agent; and (v) the procedures that holders must follow to accept the Change of Control Offer.

                  8.3 On or before the Expiration Date, each holder of shares of Series M Preferred Stock wishing to accept the Change of Control Offer shall surrender the certificate or certificates representing such shares of Series M Preferred Stock that such holder wishes to have repurchased to the Corporation, in the manner and at the place designated in the notice described in Section 8.2, and on the repurchase date, the full repurchase price for such shares of Series M Preferred Stock shall be payable to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be returned to authorized but unissued shares. Upon surrender (in accordance with the notice described in Section 8.2) of the certificate or certificates representing any shares to be so repurchased (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice of a Change of Control Offer shall so state), such shares shall be repurchased by the Corporation at the repurchase price. In case fewer than all the shares represented by any such certificate are to be repurchased, a new certificate shall be issued representing the non-repurchased shares, without cost to the holder thereof, together with the amount of cash, if any, in lieu of fractional shares.

         9. Voting.

                  9.1 The shares of Series M Preferred Stock shall have no voting rights except as required by law or as set forth below:

                        (a) If and whenever at any time or times, a Voting Rights Triggering Event occurs, then the number of directors constituting the Board of Directors shall be increased by two (without duplication of any such increase in directorships required under the terms of any other Parity Stock) and the holders of shares of Series M Preferred Stock, voting or consenting, as the case may be, together as a class with the holders of any shares of Parity Stock entitled to vote thereon and as to which (i) dividends are in arrears or unpaid in an aggregate amount equal to or exceeding the amount of dividends payable thereon for six quarterly dividend periods or (ii) redemption or exchange obligations have not been satisfied

(together with the Series M Preferred Stock, the "Voting Rights Class"), will be entitled to elect two directors of the Corporation to fill the newly created directorships.

                        (b) Such voting rights may be exercised initially either by written consent or at a special meeting of the holders of the shares of the Voting Rights Class, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at each such annual meeting until such time as all dividends in arrears on the shares of this Series shall have been paid in full and/or all redemption or exchange obligations have been satisfied, as applicable, at which time or times such voting rights and the term of the directors elected pursuant to Section 9.1(a) shall terminate.

                        (c) At any time when such voting rights shall have vested in holders of shares of the Voting Rights Class described in Section 9.1(a), and if such rights shall not already have been exercised by written consent, a proper officer of the Corporation may call, and, upon the written request of the record holders of shares representing twenty-five percent (25%) of the voting power of the shares then outstanding of the Voting Rights Class, addressed to the Secretary of the Corporation, shall call a special meeting of the holders of shares of Voting Rights Class. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation, or, if none, at a place designated by the Board of Directors. Notwithstanding the provisions of this Section 9.1(c), no such special meeting shall be called during a period within the 60 days immediately preceding the date fixed for the next annual meeting of stockholders.

                        (d) At any meeting held for the purpose of electing directors at which the holders of the Voting Rights Class shall have the right to elect directors as provided herein, the presence in person or by proxy of the holders of shares representing more than fifty percent (50%) in voting power of the then outstanding shares of the Voting Rights Class shall be required and shall be sufficient to constitute a quorum of such class for the election of directors by such class.

                        (e) Any director elected pursuant to the voting rights created under this Section 9.1 shall hold office until the next annual meeting of stockholders (unless such term has previously terminated pursuant to Section 9.1(b)) and any vacancy in respect of any such director shall be filled only by vote of the remaining director so elected by holders of the Voting Rights Class, or if there be no such remaining director, by the holders of shares of the Voting Rights Class by written consent or at a special meeting called in accordance with the procedures set forth in this Section 9, or, if no such special meeting is called or written consent executed, at the next annual meeting of stockholders. Upon any termination of such voting rights, the term of office of all directors elected pursuant to this Section 9 shall terminate.

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



                        (f) So long as any shares of Series M Preferred Stock remain outstanding, unless a greater percentage shall then be required by law, the Corporation shall not, without the affirmative vote at a meeting or the written consent with or without a meeting of the holders of shares of Series M Preferred Stock representing at least a majority of the outstanding shares of Series M Preferred Stock voting or consenting, as the case may be, separately as one class, (i) create, authorize or issue any Senior Stock or (ii) amend the Certificate of Designation or the Certificate of Incorporation so as to affect adversely the specified rights, preferences, privileges or voting rights of holders of shares of Series M Preferred Stock. The holders of at least a majority of the outstanding shares of Series M Preferred Stock, voting or consenting, as the case may be, separately as one class, may waive compliance with any provision of the Certificate of Designation.

                        (g) In exercising the voting rights set forth in this
Section 9.1, each share of Series M Preferred Stock shall have a number of votes equal to its Liquidation Preference.

                  9.2 Except as set forth in Section 9.1, the Corporation may
(a) create, authorize or issue any shares of Junior Stock or Parity Stock or (b) increase or decrease the amount of authorized capital stock of any class, including any preferred stock, without the consent of the holders of Series M Preferred Stock, voting or consenting separately as a class, and in taking the actions specified in (a) and (b) the Corporation shall not be deemed to have affected adversely the rights, preferences, privileges or voting rights of holders of shares of Series M Preferred Stock.

         10. Liquidation Rights.

                  10.1 In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series M Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders up to their Liquidation Preference of $1,000 per share plus Accumulated Dividends and Accrued Dividends thereon in preference to the holders of, and before any distribution is made on, any Junior Stock, including, without limitation on any Common Stock.

                  10.2 Neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation nor the merger or consolidation of the Corporation into or with any other corporation, or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, for the purposes of this Section 10.

                  10.3 After the payment to the holders of the shares of Series M Preferred Stock of full preferential amounts provided for in this Section 10, the

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



holders of Series M Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

                  10.4 In the event the assets of the Corporation available for distribution to the holders of shares of Series M Preferred Stock upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to Section 10.1, no such distribution shall be made on account of any shares of any Parity Stock upon such liquidation, dissolution or winding up unless proportionate distributable amounts shall be paid on account of the shares of Series M Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all Parity Stock are entitled upon such liquidation, dissolution or winding up.

         11. Merger, Consolidation and Sale of Assets. Subject to the next sentence, without the affirmative vote or consent of the holders of at least a majority of the outstanding shares of Series M Preferred Stock, voting or consenting, as the case may be, separately as one class, the Corporation may not consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, any Person unless: (a) the Person formed by such consolidation or merger (if other than the Corporation) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made shall be a corporation organized or existing under the laws of the United States or any State thereof or the District of Columbia; (b) each share of Series M Preferred Stock shall be converted into or exchanged for and shall become a share of such successor, transferee or resulting corporation or a parent corporation of such corporation, having in respect of such successor, transferee or resulting corporation or parent corporation substantially the same powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereon, that the Series M Preferred Stock had immediately prior to such transaction; and (c) immediately after giving effect to such transaction, no Voting Rights Triggering Event shall have occurred or be continuing. The consummation of the TBS Transaction pursuant to the TBS Merger Agreement will not require the affirmative vote or consent of the holders of shares of the Series M Preferred Stock.

         12. Transfer Agent and Registrar. The transfer agent and registrar (the "Transfer Agent") for the Series M Preferred Stock shall be Chemical Mellon Shareholder Services, L.L.C. The Corporation may, in its sole discretion, remove the Transfer Agent with 10 days' prior written notice to the Transfer Agent and appoint a successor Transfer Agent prior to such removal.

         13. Covenant to Report. Notwithstanding that the Corporation may not be subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, the Corporation will provide the Transfer Agent and the holders of Series M Preferred Stock with all information, documents and reports specified in Section 13 and Section 15(d) of the Exchange Act.

         14. Other Provisions.

                  14.1 With respect to any notice to a holder of shares of Series M Preferred Stock required to be provided hereunder, neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other holders or affect the legality or validity of any distribution, right, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any such action. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice.

                  14.2 Shares of Series M Preferred Stock issued and reacquired will, upon compliance with the applicable requirements of Delaware law, have the status of authorized but unissued shares of Preferred Stock of the Corporation undesignated as to series and may with any and all other authorized but unissued shares of Preferred Stock of the Corporation be designated or redesignated and issued or reissued, as the case may be, as part of any series of Preferred Stock of the Corporation, except that any issuance or reissuance of shares of Series M Preferred Stock must be in compliance with the Certificate of Designation.

                  14.3 The shares of Series M Preferred Stock shall be issuable in whole shares.

                  14.4 The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the holder of shares of Series M Preferred Stock for all purposes.

                  14.5 All notice periods referred to herein shall commence on the date of the mailing of the applicable notice.


         IN WITNESS WHEREOF, Time Warner Inc. has caused this certificate to be signed and attested this ______ day of ________, 1996.


                                       TIME WARNER INC.



                                       By: _____________________________________
                                           Name:
                                           Title:

Attest:



__________________________________
Name:
Title:

                                                             Exhibit A

                                    [FORM OF]
           CERTIFICATE OF THE VOTING POWERS, DESIGNATIONS, PREFERENCES
             AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL
             RIGHTS, AND QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS
            THEREOF, OF 10 1/4% SERIES L EXCHANGEABLE PREFERRED STOCK

                                       OF

                                TIME WARNER INC.


             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware


         TIME WARNER INC., a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that the following resolution was duly adopted by action of the Board of Directors of the Corporation, with the provisions thereof fixing the number of shares of the series, the dividend rate, and the optional redemption prices being set by action of the Pricing Committee of the Board of Directors of the Corporation:

         RESOLVED that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of Section 2 of
Article IV of the Restated Certificate of Incorporation of the Corporation, as amended from time to time (the "Certificate of Incorporation"), and pursuant to authority expressly delegated to the Pricing Committee of the Board of Directors of the Corporation by such Board of Directors, and pursuant to Section 151(g) of the General Corporation Law of the State of Delaware, there be created from the 250,000,000 shares of Preferred Stock, par value $1.00 per share (the "Preferred Stock"), of the Corporation authorized to be issued pursuant to the Certificate of Incorporation, a series of Preferred Stock, consisting of [9,000,000] shares of 10 1/4% Series L Exchangeable Preferred Stock, the voting powers, designations, preferences and relative, participating, optional or other special rights of which, and qualifications, limitations or restrictions thereof, shall be as follows:

         The series of Preferred Stock hereby established shall consist of [9,000,000] shares of 10 1/4% Series L Exchangeable Preferred Stock (such series being hereinafter referred to as "Series L Preferred Stock" or "this Series"). The rights, preferences and limitations of the Series L Preferred Stock shall be as follows:





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                  1.       Definitions.  As used herein, the following terms
shall have the following meanings:

                           1.1 "Accrued Dividends" shall mean, with respect to
any share of this Series, as of any date, the accrued and unpaid dividends on such share from the most recent Dividend Payment Date (or the Issue Date applicable to such share, if such date is prior to the first Dividend Payment Date applicable to such share) to such date.

                           1.2 "Accumulated Dividends" shall mean, with respect
to any share of this Series, as of any date, the aggregate accumulated and unpaid dividends on such share from the Issue Date applicable to such share until the most recent Dividend Payment Date prior to such date. There shall be no Accumulated Dividends with respect to any share of this Series prior to the first Dividend Payment Date applicable to such share.

                           1.3 "Board of Directors" shall mean the Board of
Directors of the Corporation or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

                           1.4 "Business Day" shall mean any day other than a
Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

                           1.5 "Change of Control" shall mean:

                                      (i) whenever, in any three-year period, a
majority of the members of the Board of Directors elected during such three-year period shall have been so elected against the recommendation of the management of the Corporation or the Board of Directors in office immediately prior to such election; it being understood that for purposes of this clause (i) a member of such Board of Directors shall be deemed to have been elected against the recommendation of such Board of Directors if his or her initial election occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than such Board of Directors; or

                                      (ii) whenever any Person shall acquire
(whether by merger, consolidation, sale, assignment, lease, transfer or otherwise, in one transaction or any related series of transactions) or otherwise beneficially own voting securities of the Corporation that represent in excess of 50% of the voting power of all outstanding voting securities of the Corporation generally entitled to vote for the election of directors, if such Person had acquired or publicly announced its intention to initially acquire ten percent or more of such voting securities in a transaction that


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had not, within 30 days after the date of such acquisition or public announcement, been approved by the management of the Corporation.

                           1.6 "Common Stock" shall mean the class of Common
Stock, par value $1.00 per share, of the Corporation or any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or as a result of a subdivision or combination.

                           1.7 "Debt Exchange" shall mean the exchange of Series
L Preferred Stock for Senior Subordinated Debentures pursuant to Section 5.

                           1.8 "Dividend  Payment  Date" shall mean  March 30,
June 30, September 30 and December 30 of each year, commencing on the first such date to occur after the Issue Date.

                           1.9 "Dividend Record Date" shall mean, with respect
to each Dividend Payment Date, the fifteenth day immediately preceding such Dividend Payment Date.

                           1.10 "Exchange Act" shall mean the Securities
Exchange Act of 1934, as amended.

                           1.11 "Exchange Date" shall mean the date upon which
the Debt Exchange occurs.

                           1.12 "Initial Issue Date" shall mean the first date
on which shares of Series L Preferred Stock are issued in exchange for shares of Series K Preferred Stock.

                           1.13 "Issue Date" shall mean, with respect to each
share of Series L Preferred Stock, the date upon which such share is first issued.

                           1.14 "Junior Stock" shall mean the Common Stock, the
Series A Participating Cumulative Preferred Stock and the shares of any other class or series of stock of the Corporation established, authorized or issued after April 11, 1996 that, by the terms of the Certificate of Incorporation or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Certificate of Incorporation, shall fix the relative rights, preferences and limitations thereof, shall be junior to the Series L Preferred Stock in respect of the right to receive dividends or to participate in any other distribution of assets.

                           1.15 "Liquidation Preference" shall mean, with
respect to each share of Series L Preferred Stock, $1,000.

                           1.16 "Mandatory Redemption Date" shall mean July 1,
2011.


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                           1.17 "Mandatory Redemption Price Per Share" shall
mean, with respect to each share of Series L Preferred Stock to be redeemed, an amount equal to the Liquidation Preference thereof, plus Accumulated Dividends and Accrued Dividends thereon.

                           1.18 "Nationally Recognized Investment Banking Firm"
shall mean an investment banking firm having a national reputation in the United States which shall have experience in securities rating matters and which shall be approved by a majority of the members of the Board of Directors who are not officers or employees of the Corporation or its subsidiaries, including TWE.

                           1.19 "New Time Warner" shall mean Holdco (as defined
in the TBS Merger Agreement).

                           1.20 "Optional Redemption Price Per Share" shall
mean, as of any date, the price at which the Corporation may, at its option, redeem one share of Series L Preferred Stock pursuant to Section 3.1.

                           1.21 "Parity Stock" shall mean the shares of the
Corporation's Series B 6.40% Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock, Series E Convertible Preferred Stock, Series F Convertible Preferred Stock, Series G Convertible Preferred Stock, Series H Convertible Preferred Stock, Series I Convertible Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, Series M Preferred Stock and any other class or series of stock of the Corporation created after April 11, 1996 that, by the terms of the Certificate of Incorporation or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Certificate of Incorporation, shall fix the relative rights, preferences and limitations thereof, shall, in the event that the stated dividends thereon are not paid in full, be entitled to share ratably with the Series L Preferred Stock in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full, or shall, in the event that the amounts payable thereon in liquidation are not paid in full, be entitled to share ratably with the Series L Preferred Stock in any other distribution of assets in accordance with the sums which would be payable in such distribution if all sums payable were discharged in full; provided, however, that the term "Parity Stock" shall be deemed to refer (i) in Section 2.3 hereof, to any stock which is Parity Stock in respect of dividend rights; (ii) in Section 9 hereof, to any stock which is Parity Stock in respect of the distribution of assets; and (iii) in Section 8.1 hereof, to any stock which is Parity Stock in respect of either dividend rights or the distribution of assets and which, pursuant to the Certificate of Incorporation or any instrument in which the Board of Directors, acting pursuant to authority granted in the Certificate of Incorporation, shall so designate, is entitled to vote as part of the Voting Rights Class.

                           1.22 "Person" shall mean any individual, corporation,
general partnership, limited partnership, limited liability partnership, joint venture,


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association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

                           1.23 "Rating Confirmation" shall mean either (i) a
confirmation from each of Moody's Investors Service, Inc. or any successor to its rating agency business ("Moody's") and Standard and Poor's Corporation or any successor to its rating agency business ("S&P") that any contemplated redemption or exchange by the Corporation would not result in a downgrade of its rating of the Corporation's senior unsecured long-term debt, or (ii) a good faith determination by the Board of Directors or any committee thereof (after consultation with a Nationally Recognized Investment Banking Firm) that any contemplated redemption or exchange by the Corporation should not result in a downgrade in the rating of the Corporation's senior unsecured long-term debt by either Moody's or S&P.

                           1.24 "Senior Stock" shall mean the shares of any
class or series of stock of the Corporation created after April 11, 1996 that, by the terms of the Certificate of Incorporation or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Certificate of Incorporation, shall fix the relative rights, preferences and limitations thereof, shall be senior to the Series L Preferred Stock in respect of the right to receive dividends or to participate in any other distribution of assets.

                           1.25 "Senior Subordinated Debentures" shall mean the
10 1/4% Senior Subordinated Debentures 2011 issued by the Corporation or New Time Warner, as the case may be, pursuant to the Senior Subordinated Indenture.

                           1.26 "Senior Subordinated Indenture" shall mean an
indenture substantially in the form filed as an exhibit to the Corporation's Current Report on Form 8-K dated April 11, 1996.

                           1.27 "Series K Preferred Stock" shall mean the
Corporation's 10 1/4% Series K Exchangeable Preferred Stock in exchange for which shares of this Series were first issued.

                           1.28 "TBS Merger Agreement" shall mean the Amended
and Restated Agreement and Plan of Merger dated as of September 22, 1995, among the Corporation, certain of its subsidiaries and Turner Broadcasting System, Inc., as the same may be amended from time to time.

                           1.29 "TBS Transaction" shall mean the transactions
contemplated by the TBS Merger Agreement.

                           1.30 "Trust Indenture Act" shall mean the Trust
Indenture Act of 1939, as amended.



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                           1.31 "TWE" shall mean Time Warner Entertainment
Company, L.P., a Delaware limited partnership.

                           1.32 "Voting Rights Triggering Event" shall mean the
failure of the Corporation to (i) pay dividends on the Series L Preferred Stock in cash, or to the extent permitted by its terms, by the issuance of additional shares of Series L Preferred Stock, for more than six consecutive quarterly dividend periods or (ii) discharge any redemption or exchange obligation with respect to the Series L Preferred Stock.

                  2.       Dividends.

                           2.1 The holders of outstanding shares of Series L
Preferred Stock shall be entitled, when, as and if declared by the Board of Directors out of funds legally available therefor, to receive dividends on each outstanding share of Series L Preferred Stock. Each quarter-annual dividend shall be an amount per share (rounded to the nearest $.01) equal to $25.625 per $1,000 Liquidation Preference of Series L Preferred Stock and shall be payable on each Dividend Payment Date, to the holders of record of Series L Preferred Stock at the close of business on the Dividend Record Date applicable to such Dividend Payment Date, commencing on the first Dividend Payment Date following the Initial Issue Date. Such dividends shall be cumulative and shall accrue on a day-to-day basis, whether or not earned or declared, from and after the Issue Date applicable to each share of this Series. Dividends on the Series L Preferred Stock which are not declared and paid when due will compound quarterly on each Dividend Payment Date at the dividend rate. Dividends payable for any partial dividend period shall be computed on the basis of actual days elapsed over a 365- (or 366-) day year.

                           2.2 With respect to any periods ending on or prior to
June 30, 2006, dividends may, at the option of the Corporation, be paid on any Dividend Payment Date either in cash or by issuing fully paid and nonassessable shares of Series L Preferred Stock with an aggregate Liquidation Preference equal to the amount of such dividends (or, in connection with a Debt Exchange, by issuing Senior Subordinated Debentures with an aggregate principal amount equal to the amount of such dividends as provided in Section 5.1). Thereafter, dividends payable on any Dividend Payment Date shall be paid only in cash.

                           2.3 Except as hereinafter provided in this Section
2.3, no full dividends or other distributions may be declared or paid or set apart for payment on Series L Preferred Stock or any other Parity Stock, and no Parity Stock, including the Series L Preferred Stock, may be repurchased, exchanged, redeemed or otherwise acquired by the Corporation, nor may funds be set apart for payment with respect thereto, unless full cumulative dividends shall have been paid or set apart for such payment on, and all applicable redemption, exchange and repurchase obligations shall have been satisfied with respect to, all outstanding shares of Series L Preferred Stock and such other Parity Stock; provided that dividends or distributions may be made on


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Parity Stock if they are payable in Junior Stock, and Parity Stock may be converted into or exchanged for Parity Stock (having no greater preference upon liquidation) or Junior Stock; and provided further that if the Company shall have satisfied all applicable redemption, exchange and repurchase obligations with respect to all outstanding shares of Series K Preferred Stock and other Parity Stock, but if full dividends are not so paid, the Series L Preferred Stock shall share dividends with all other Parity Stock, so that the amount of dividends declared per share on Series L Preferred Stock and all such other Parity Stock shall in all cases bear to each other the same ratio that full cumulative dividends per share on the shares of Series L Preferred Stock and all such other Parity Stock bear to each other. No dividends or other distributions may be paid or set apart for such payment on Junior Stock, and no Junior Stock may be repurchased, redeemed, exchanged or otherwise acquired nor may funds be set apart for payment with respect thereto, if full cumulative dividends have not been paid on, or any applicable redemption, exchange or repurchase obligations shall not have been satisfied with respect to, the Series L Preferred Stock and all other Parity Stock; provided that dividends or distributions may be made on Junior Stock if they are payable-in-kind in additional shares of, or warrants, rights, calls or options exercisable for or convertible into additional shares of Junior Stock and; and provided further that Junior Stock may be converted into or exchanged for Junior Stock.

                           2.4 Holders of shares of Series L Preferred Stock
shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on the Series L Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series L Preferred Stock which may be in arrears (it being understood that compounding of unpaid dividends shall not constitute money in lieu of interest).

                           2.5 To the extent that the amount of any
quarter-annual dividend payable to a holder of Series L Preferred Stock (in respect of all shares held by such holder) that is payable in additional shares of Series L Preferred Stock, valued at the Liquidation Preference thereof, does not equal a whole number of shares of Series L Preferred Stock, such fractional amount shall be paid in cash to such holder of Series L Preferred Stock.

                  3.       Optional Redemption.

                           3.1 At any time on or after July 1, 2006, the
Corporation may, at its sole option, subject to the provisions of Sections 2.3 and 3.2, redeem, out of funds legally available therefor, all or any part of the outstanding shares of Series L Preferred Stock. The redemption prices for each share of Series L Preferred Stock called for redemption during the 12-month periods commencing on July 1 of the years set forth below shall be the amount (expressed as a percentage of the Liquidation Preference thereof) set forth opposite such years, plus Accumulated Dividends and Accrued Dividends thereon to the redemption date.


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
                     Period               Percentage of Liquidation Preference
                      2006                             105.125%
                      2007                             103.844%
                      2008                             102.563%
                      2009                             101.281%
              2010 and thereafter                      100.000%

                           3.2 No optional redemption shall be effected unless
the Corporation shall have obtained a Rating Confirmation with respect to such redemption.

                  4.       Mandatory Redemption.

                           4.1 On the Mandatory Redemption Date, the Corporation
shall redeem, out of funds legally available therefor, each of the then outstanding shares of Series L Preferred Stock as of the Mandatory Redemption Date at the Mandatory Redemption Price Per Share.

                           4.2 Upon the redemption of all of the outstanding
shares of Series L Preferred Stock on the Mandatory Redemption Date pursuant to
Section 4.1, the Corporation's obligations with respect thereto will be discharged.

                  5.       Debt Exchange

                           5.1 On any Dividend Payment Date, subject to the
provisions of Sections 2.3 and 5.2, the Corporation may, at its sole option, exchange, out of funds legally available therefor, each of the shares of Series L Preferred Stock, in whole but not in part, for Senior Subordinated Debentures having an aggregate principal amount equal to the Liquidation Preference on the Series L Preferred Stock plus Accrued Dividends thereon. Notwithstanding the foregoing, the Corporation may not exercise such exchange option unless all Accumulated Dividends in respect of shares of Series L Preferred Stock surrendered to the Corporation upon exchange shall have been paid either in cash or, in respect of Accumulated Dividends relating to any Dividend Payment Date prior to July 1, 2006, at the option of the Corporation, in cash, additional shares of Series L Preferred Stock or Senior Subordinated Debentures having a principal amount equal to such amount.

                           5.2 No Debt Exchange shall be effected unless the
Corporation shall have obtained a Rating Confirmation with respect to the Debt Exchange.

                           5.3 Upon the Debt Exchange, the Corporation shall
issue Senior Subordinated Debentures only in denominations of $1,000 and integral


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multiples thereof and shall pay cash in lieu of issuing Senior Subordinated
Debentures in principal amounts of less than $1,000.

                           5.4 Prior to giving notice of its intention to effect
the Debt Exchange, the Corporation shall execute and deliver with a bank or trust company selected by the Corporation, the Senior Subordinated Indenture.

                  6.       Procedure for Redemption or Exchange.

                           6.1 In the event the Corporation shall elect or be
required to redeem or exchange shares of Series L Preferred Stock pursuant to Sections 3, 4 or 5 hereof, notice of such redemption or exchange shall be given by first-class mail, not less than 30 nor more than 60 days prior to the redemption or exchange date, to each record holder of the shares to be redeemed or exchanged, at such holder's address as the same appears on the books of the Corporation. Each such notice shall state: (i) whether the redemption or exchange is pursuant to Section 3, 4 or 5 hereof; (ii) the time and date as of which the redemption or exchange shall occur; (iii) the total number of shares of Series L Preferred Stock to be redeemed or exchanged and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iv) in the case of a redemption, the redemption price; (v) the place or places where certificates for such shares are to be surrendered for payment of the redemption price in the case of a redemption, or for delivery of Senior Subordinated Debentures in the case of the Debt Exchange;
(vi) that dividends on the shares to be redeemed will cease to accrue on such redemption or exchange date unless the Corporation defaults in the payment of the redemption price or fails to satisfy its exchange obligation; and (vii) in the case of redemption, the name of any bank or trust company, if any, performing the duties referred to in Section 6.3.

                           6.2 On or before any redemption or exchange date,
each holder of shares of Series L Preferred Stock to be redeemed or exchanged shall surrender the certificate or certificates representing such shares of Series L Preferred Stock to the Corporation, in the manner and at the place designated in the notice of redemption or exchange, and on the redemption or exchange date, the full redemption price or Senior Subordinated Debentures in the principal amount specified in Section 5.1, as the case may be, for such shares of Series L Preferred Stock shall be paid or delivered to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be returned to authorized but unissued shares. Upon surrender (in accordance with the notice of redemption or exchange) of the certificate or certificates representing any shares to be so redeemed or exchanged (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice of redemption or exchange shall so state), such shares shall be redeemed by the Corporation at the redemption price or exchanged by the Corporation for Senior Subordinated Debentures in the principal amount specified in Section 5.1. If fewer than all the shares represented by any such certificate are to be redeemed, a


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new certificate shall be issued representing the unredeemed shares, without cost to the holder thereof, together with the amount of cash, if any, in lieu of fractional shares.

                           6.3 If a notice of redemption or exchange shall have
been given as provided in Section 6.1, dividends on the shares of Series L Preferred Stock so called for redemption or exchange shall cease to accrue, such shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation with respect to shares so called for redemption or exchange (except the right to receive from the Corporation the redemption price or the Senior Subordinated Debentures without interest) shall cease (including any right to receive dividends otherwise payable on any Dividend Payment Date that would have occurred after the time and date of redemption or exchange) either (i) from and after the time and date fixed in the notice of redemption or exchange as the time and date of redemption or exchange (unless the Corporation shall default in the payment of the redemption price or shall fail to satisfy its exchange obligation, in which case such rights shall not terminate at such time and date) or (ii) if the Corporation shall so elect and state in the notice of redemption, from and after the time and date (which date shall be the date fixed for redemption or an earlier date not less than 30 days after the date of mailing of the redemption notice) on which the Corporation shall irrevocably deposit in trust for the holders of the shares to be redeemed with a designated bank or trust company doing business in the Borough of Manhattan, City and State of New York, as paying agent, money sufficient to pay at the office of such paying agent, on the redemption date, the redemption price. Any money so deposited with any such paying agent which shall not be required for such redemption shall be returned to the Corporation forthwith. Subject to applicable escheat laws, any moneys so set aside by the Corporation and unclaimed at the end of one year from the redemption date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of the redemption price without interest. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time.

                           6.4 In the event that fewer than all the outstanding
shares of Series L Preferred Stock are to be redeemed, the shares to be redeemed shall be determined pro rata or by lot, as determined by the Corporation, except that the Corporation may redeem such shares held by any holder of fewer than 100 shares (or shares held by holders who would hold fewer than 100 shares as a result of such redemption), as may be determined by the Corporation.

                  7.       Change of Control.

                           7.1 Upon the occurrence of a Change of Control of the
Corporation, the Corporation shall make an offer (the "Change of Control Offer") to each holder of Series L Preferred Stock to repurchase, out of funds legally available therefor, all or any part of such holder's Series L Preferred Stock at a purchase price per share in cash equal to 101% of the Liquidation Preference thereof, plus an


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amount equal to all Accumulated Dividends and Accrued Dividends thereon to the date of purchase. The Change of Control Offer must be made within 30 days following a Change of Control, shall remain open for at least 30 and not more than 40 days and shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations.

                           7.2 In the event the Corporation shall be required to
make a Change of Control Offer pursuant to Section 7.1 hereof, notice of such Change of Control Offer shall be given by first-class mail, to each record holder of shares of Series L Preferred Stock, at such holder's address as the same appears on the books of the Corporation. Each such notice shall state: (i) that a Change of Control has occurred; (ii) the last day on which the Change of Control Offer may be accepted (the "Expiration Date"); (iii) the repurchase price; (iv) the name and address of the paying agent; and (v) the procedures that holders must follow to accept the Change of Control Offer.

                           7.3 On or before the Expiration Date, each holder of
shares of Series L Preferred Stock wishing to accept the Change of Control Offer shall surrender the certificate or certificates representing such shares of Series L Preferred Stock that such holder wishes to have repurchased to the Corporation, in the manner and at the place designated in the notice described in Section 7.2, and on the repurchase date, the full repurchase price for such shares of Series L Preferred Stock shall be payable to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be returned to authorized but unissued shares. Upon surrender (in accordance with the notice described in Section 7.2) of the certificate or certificates representing any shares to be so repurchased (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice of a Change of Control Offer shall so state), such shares shall be repurchased by the Corporation at the repurchase price. In case fewer than all the shares represented by any such certificate are to be repurchased, a new certificate shall be issued representing the non-repurchased shares, without cost to the holder thereof, together with the amount of cash, if any, in lieu of fractional shares.

                  8.       Voting.

                           8.1 The shares of Series L Preferred Stock shall have
no voting rights except as required by law or as set forth below:

                                    (a) If and whenever at any time or times, a
Voting Rights Triggering Event occurs, then the number of directors constituting the Board of Directors shall be increased by two (without duplication of any such increase in directorships required under the terms of any other Parity Stock) and the holders of shares of Series L Preferred Stock, voting or consenting, as the case may be, together as a class with the holders of any shares of Parity Stock entitled to vote thereon and as to which (i) dividends are in arrears or unpaid in an aggregate amount equal to or exceeding the amount of dividends payable thereon for six quarterly dividend periods


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or (ii) redemption or exchange obligations have not been satisfied (together with the Series L Preferred Stock, the "Voting Rights Class"), will be entitled to elect two directors of the Corporation to fill the newly created directorships.

                                    (b) Such voting rights may be exercised
initially either by written consent or at a special meeting of the holders of the shares of the Voting Rights Class, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at each such annual meeting until such time as all dividends in arrears on the shares of this Series shall have been paid in full and/or all redemption or exchange obligations have been satisfied, as applicable, at which time or times such voting rights and the term of the directors elected pursuant to Section 8.1(a) shall terminate.

                                    (c) At any time when such voting rights
shall have vested in holders of shares of the Voting Rights Class described in
Section 8.1(a), and if such rights shall not already have been exercised by written consent, a proper officer of the Corporation may call, and, upon the written request of the record holders of shares representing twenty-five percent (25%) of the voting power of the shares then outstanding of the Voting Rights Class, addressed to the Secretary of the Corporation, shall call a special meeting of the holders of shares of Voting Rights Class. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation, or, if none, at a place designated by the Board of Directors. Notwithstanding the provisions of this Section 8.1(c), no such special meeting shall be called during a period within the 60 days immediately preceding the date fixed for the next annual meeting of stockholders.

                                    (d) At any meeting held for the purpose of
electing directors at which the holders of the Voting Rights Class shall have the right to elect directors as provided herein, the presence in person or by proxy of the holders of shares representing more than fifty percent (50%) in voting power of the then outstanding shares of the Voting Rights Class shall be required and shall be sufficient to constitute a quorum of such class for the election of directors by such class.

                                    (e) Any director elected pursuant to the
voting rights created under this Section 8.1 shall hold office until the next annual meeting of stockholders (unless such term has previously terminated pursuant to Section 8.1(b)) and any vacancy in respect of any such director shall be filled only by vote of the remaining director so elected by holders of the Voting Rights Class, or if there be no such remaining director, by the holders of shares of the Voting Rights Class by written consent or at a special meeting called in accordance with the procedures set forth in this Section 8, or, if no such special meeting is called or written consent executed, at the next annual meeting of stockholders. Upon any termination of such voting rights, the term of office of all directors elected pursuant to this Section 8 shall terminate.



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                                    (f) So long as any shares of Series L
Preferred Stock remain outstanding, unless a greater percentage shall then be required by law, the Corporation shall not, without the affirmative vote at a meeting or the written consent with or without a meeting of the holders of shares of Series L Preferred Stock representing at least a majority of the outstanding shares of Series L Preferred Stock voting or consenting, as the case may be, separately as one class, (i) create, authorize or issue any Senior Stock or (ii) amend the Certificate of Designation or the Certificate of Incorporation so as to affect adversely the specified rights, preferences, privileges or voting rights of holders of shares of Series L Preferred Stock. The holders of at least a majority of the outstanding shares of Series L Preferred Stock, voting or consenting, as the case may be, separately as one class, may waive compliance with any provision of the Certificate of Designation.

                                    (g) In exercising the voting rights set
forth in this Section 8.1, each share of Series L Preferred Stock shall have a number of votes equal to its Liquidation Preference.

                           8.2 Except as set forth in Section 8.1, the
Corporation may (a) create, authorize or issue any shares of Junior Stock or Parity Stock or (b) increase or decrease the amount of authorized capital stock of any class, including any preferred stock, without the consent of the holders of Series L Preferred Stock, voting or consenting separately as a class, and in taking the actions specified in (a) and (b) the Corporation shall not be deemed to have affected adversely the rights, preferences, privileges or voting rights of holders of shares of Series L Preferred Stock.

                  9.       Liquidation Rights.

                           9.1 In the event of any liquidation, dissolution or
winding-up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series L Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders up to their Liquidation Preference of $1,000 per share plus Accumulated Dividends and Accrued Dividends thereon in preference to the holders of, and before any distribution is made on, any Junior Stock, including, without limitation on any Common Stock.

                           9.2 Neither the sale, conveyance, exchange or
transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation nor the merger or consolidation of the Corporation into or with any other corporation, or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, for the purposes of this Section 9.

                           9.3 After the payment to the holders of the shares of
Series L Preferred Stock of full preferential amounts provided for in this
Section 9, the holders


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of Series L Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

                           9.4 In the event the assets of the Corporation
available for distribution to the holders of shares of Series L Preferred Stock upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to Section 9.1, no such distribution shall be made on account of any shares of any Parity Stock upon such liquidation, dissolution or winding up unless proportionate distributable amounts shall be paid on account of the shares of Series L Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all Parity Stock are entitled upon such liquidation, dissolution or winding up.

                  10. Merger, Consolidation and Sale of Assets. Subject to the next sentence, without the affirmative vote or consent of the holders of at least a majority of the outstanding shares of Series L Preferred Stock, voting or consenting, as the case may be, separately as one class, the Corporation may not consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, any Person unless: (a) the Person formed by such consolidation or merger (if other than the Corporation) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made shall be a corporation organized or existing under the laws of the United States or any State thereof or the District of Columbia; (b) each share of Series L Preferred Stock shall be converted into or exchanged for and shall become a share of such successor, transferee or resulting corporation or a parent corporation of such corporation, having in respect of such successor, transferee or resulting corporation or parent corporation substantially the same powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereon, that the Series L Preferred Stock had immediately prior to such transaction; and (c) immediately after giving effect to such transaction, no Voting Rights Triggering Event shall have occurred or be continuing. The consummation of the TBS Transaction pursuant to the TBS Merger Agreement will not require the affirmative vote or consent of the holders of shares of the Series L Preferred Stock.

                  11. Transfer Agent and Registrar. The transfer agent and registrar (the "Transfer Agent") for Series L Preferred Stock shall be _______________. The Corporation may, in its sole discretion, remove the Transfer Agent with 10 days' prior written notice to the Transfer Agent and appoint a successor Transfer Agent prior to such removal.

                  12. Covenant to Report. Notwithstanding that the Corporation may not be subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, the Corporation will provide the Transfer Agent and the holders of Series L Preferred Stock with all information, documents and reports specified in Section 13 and Section 15(d) of the Exchange Act.



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                  13.      Other Provisions.

                           13.1 With respect to any notice to a holder of shares
of Series L Preferred Stock required to be provided hereunder, neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other holders or affect the legality or validity of any distribution, right, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any such action. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice.

                           13.2 Shares of Series L Preferred Stock issued and
reacquired will, upon compliance with the applicable requirements of Delaware law, have the status of authorized but unissued shares of Preferred Stock of the Corporation undesignated as to series and may with any and all other authorized but unissued shares of Preferred Stock of the Corporation be designated or redesignated and issued or reissued, as the case may be, as part of any series of Preferred Stock of the Corporation, except that any issuance or reissuance of shares of Series L Preferred Stock must be in compliance with the Certificate of Designation.

                           13.3 The shares of Series L Preferred Stock shall be
issuable in whole shares.

                           13.4 The Corporation shall be entitled to recognize
the exclusive right of a person registered on its records as the holder of shares of Series L Preferred Stock for all purposes.



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                           13.5 All notice periods referred to herein shall
commence on the date of the mailing of the applicable notice.


                  IN WITNESS WHEREOF, Time Warner Inc. has caused this certificate to be signed and attested this ______ day of ____________ , _____.


                                TIME WARNER INC.


                                By:
                                   ---------------------------------------
                                   Name:
                                   Title:

Attest:



- ------------------------
Name:
Title:


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